CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Corridor Communications Corp.

We consent to the use of our independent auditors' report dated February 25, 2004 on the consolidated balance sheet of Corridor Communications Corp. (formerly Amnis Systems Inc.) as of December 31, 2003, and the related statements of operations, changes in shareholders' deficit and cash flows for the two years then ended, all included in Form 10-KSB, and our independent auditors' report dated April 14, 2004 on the balance sheet of Corridor Communications Corporation, an Oregon corporation, as of December 31, 2003, and the related statements of operations, changes in shareholders' deficit and cash flows for the period September 16, 2003 (inception) to December 31, 2003, each of which are incorporated by reference in a Form S-8 registration statement, to be filed with the Securities and Exchange Commission on or about August 4, 2004.


/s/ Stonefield Josephson, Inc.
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Certified Public Accountants
Santa Monica, California
August 4, 2004